EXHIBIT 4.37

                                 LOAN AGREEMENT


THIS LOAN AGREEMENT, dated for reference July 4, 2003, is made

BETWEEN:

                  MUNDAY HOME SALES LTD. of 206 - 4400 Dominion Street, Burnaby, British Columbia, V5G 4G3

                                                                 (the "Lender");

AND:

                  AMADOR GOLD CORP., a corporation incorporated under the laws of British Columbia, with an office at 16493 - 26th Avenue, Surrey, British Columbia, V3S 9W9

                                                               (the "Borrower").



WHEREAS the Borrower wishes to borrow and the Lender is willing to lend to the Borrower CDN$350,000 on the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

Where used in this Agreement, the following words and phrases shall have the following meaning:

         (a) "Agreement" means this Agreement and the schedules hereto, as at any time amended or modified and in effect;

         (b) "Bonus Shares" means the shares to be issued by the Borrower to the Lender pursuant to subsection 3.5;

         (c) "Charter" means the Memorandum and Articles, the Articles and By-Laws or other constating documents of the Borrower, as at any time amended or modified and in effect;

         (d)      "Event of Default"  means any event  specified  in  subsection
                  7.1;

         (e)      "Lender's Security" means the Note;


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         (f)      "Loan"   means  the  loan  by  the  Lender  to  the   Borrower
                  established  pursuant to subsection  3.1;

         (g)      "Loan Bonus" has the meaning assigned in subsection 3.5; and

         (h) "Note" means the interest bearing promissory note to be made by the Borrower to the Lender as evidence of the Loan which shall substantially be in the form set out in Schedule "A".

2.       INTERPRETATION

2.1      GOVERNING LAW

This Agreement is governed by the laws of the Province of British Columbia and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes under this Agreement.

2.2      SEVERABILITY

If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

2.3      PARTIES IN INTEREST

This Agreement enures to the benefit of and is binding on the parties hereto and their respective successors and permitted assigns.

2.4      HEADINGS AND MARGINAL REFERENCES

The division of this Agreement into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

2.5      CURRENCY

All statements of, or references to, dollar amounts in this Agreement means lawful currency of Canada.

3.       THE LOAN

3.1      ESTABLISHMENT OF THE LOAN

The Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower CDN$350,000 with interest on the principal advanced from the date of disbursement, at the rate of 10% per annum, calculated and compounded monthly in arrears.


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3.2      EVIDENCE OF INDEBTEDNESS

Indebtedness of the Borrower to the Lender in respect of the Loan will be evidenced by the Note, which will be made by the Borrower to the Lender at the time funds are advanced.

3.3      INTEREST

The Borrower will pay interest to the Lender on the principal amount advanced under the Loan from the date of disbursement at the rate of 10% annually. Interest will be calculated and compounded monthly in arrears and will be payable to the Lender at the time the Loan is repaid.

3.4      REPAYMENT OF THE LOAN

The Borrower will repay the Loan on the earlier of:

         (a) the date the Lender demands payment by notice in writing to the Borrower; and

         (b) the date which is one (1) year from the date the Loan was advanced.

3.5      LOAN BONUS

As further consideration for providing the Loan, upon receiving the approval of the TSX Venture Exchange, the Borrower will issue to the Lender (the "Loan Bonus") 311,111 common shares in its capital stock.

3.6      PREPAYMENT OF LOAN

The Borrower may prepay the Loan at any time without penalty, bonus or charges.

4.       SECURITY FOR THE LOAN

4.1      COSTS, CHARGES AND EXPENSES

The Borrower will assume and pay all costs, charges and expenses, including reasonable solicitors' costs, charges and expenses on a special costs basis, which may be incurred by the Lender in respect of this Agreement or the Lender's Security or which may be incurred by the Lender in respect of any proceedings taken or things done by the Lender in connection therewith to collect, protect, realize or enforce the Lender's Security and the Borrower consents to such costs, charges and expenses being charged and fixed on a lump sum basis in accordance with the LEGAL PROFESSION ACT (British Columbia).

5.       REPRESENTATIONS AND WARRANTIES

5.1      REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:


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         (a)      the  Borrower  is a  corporation  duly  incorporated,  validly existing and in good standing under the laws of British Columbia;

         (b) the Borrower has all requisite corporate power and authority to enter into this Agreement and to grant the Lender's Security and to carry out the obligations contemplated herein and therein;

         (c) this Agreement and the Lender's Security have been duly and validly authorized, executed and delivered by the Borrower and are valid obligations of it; and

         (d) no Event of Default and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing.

5.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties made herein will survive the delivery of this Agreement to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely on those representations and warranties. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement will constitute representations and warranties made by the Borrower thereunder.

6.       COVENANTS OF THE BORROWER

The Borrower covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

         (a) pay the Loan and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

         (b) duly observe and perform each and every of its covenants and agreements set forth in this Agreement and the Lender's Security;

         (c) provide the Lender with immediate notice of any Event of Default; and

         (d) do all things necessary to obtain and maintain the Lender's Security in good standing and make payment of all fees and charges in respect thereto.

7.       EVENT OF DEFAULT

7.1      DEFINITION OF EVENT OF DEFAULT

The Loan, costs and any other money owing to the Lender under this Agreement will immediately become payable upon demand by the Lender or, unless otherwise waived in writing by the Lender, in any of the following events:

         (a) if the Borrower defaults in any payment when due under this Agreement;


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         (b)      if the Borrower  commits any default under any of the Lender's
                  Security instruments;

         (c) if the Borrower becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of the Borrower or if the Borrower is declared bankrupt or if a custodian or receiver be appointed for the Borrower under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for the Borrower;

         (d) if the Borrower defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed and such default has continued for a period of seven days after notice in writing has been given by the Lender to the Borrower specifying the default.

8.       GENERAL

8.1      WAIVER OR MODIFICATION

No failure on the part of the Lender in exercising any power or right hereunder will operate as a waiver of power or right nor will any single or partial exercise of such right or power preclude any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender. No notice to or demand on the Borrower will entitle the Borrower to any other further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

8.2      TIME

Time is of the essence of this Agreement.

8.3      FURTHER ASSURANCES

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

8.4      ASSIGNMENT

The Borrower may not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Lender.


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9.       NOTICES

9.1 Any notice under this Agreement will be given in writing and may be sent by fax, telex, telegram or may be delivered or mailed by prepaid post addressed to the party to which notice is to be given at the address indicated above, or at another address designated by that party in writing.

9.2 If notice is sent by fax, telex, telegram or is delivered, it will be deemed to have been given at the time of transmission or delivery.

9.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

9.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed the notice will be sent by fax, telex, telegram or will be delivered.

10.      AMENDMENTS

This Agreement may be amended, waived, discharged or terminated only by instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF the Lender and the Borrower have executed and delivered this Agreement.



MUNDAY HOME SALES LTD.



"S/S MAXWELL MUNDAY"
--------------------------------------------
Maxwell Munday, President



AMADOR GOLD CORP.



By:      "S/S RUPERT L. BULLOCK"
         -----------------------------------
         Rupert L. Bullock



By:      "S/S LYNN W. EVOY"
         -----------------------------------
         Lynn W. Evoy


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                                  SCHEDULE "A"

             to the Loan Agreement dated for reference July 4, 2003
              between MUNDAY HOME SALES LTD. and AMADOR GOLD CORP.


--------------------------------------------------------------------------------


                                 PROMISSORY NOTE



CDN$350,000                                                         July 4, 2003



FOR VALUE RECEIVED, AMADOR GOLD CORP. (the "Borrower"), of 16493 - 26th Avenue, Surrey, British Columbia, V3S 9W9, PROMISES TO PAY to the order of MUNDAY HOME SALES LTD. of 206 - 4400 Dominion Street, Burnaby, British Columbia, V5G 5G3, the sum of CDN$350,000 with interest on the principal advanced from the date of disbursement, at the rate of 10% per annum, calculated and compounded monthly in arrears on the earlier of:

         (a) the date the Lender demands payment by notice in writing to the Borrower; and

         (b) the date which is one (1) year from the date the Loan was advanced.

The Borrower waives presentment for payment, notice of protest and notice of non-payment.

The Borrower may repay, at any time, all or any part of the CDN$350,000, plus interest, without notice, bonus or penalty.



AMADOR GOLD CORP.              )
                               )
Per:                           )
                               )
-----------------------------  )
Rupert L. Bullock              )                               (C/S)
                               )
-----------------------------  )
Lynn W. Evoy